Exhibit 23.1


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form
S-8 of our report dated May 9, 2002 (except with respect to Note 10, as to which the date is June 7, 2002) included in McMoRan Exploration Co.'s Current Report on Form 8-K dated May 31, 2002.


                                           /s/Arthur Andersen LLP

New Orleans, Louisiana
June 10, 2002